Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-xxxxx) pertaining to the Grist Mill Company 1986 Non-Qualified Stock Option Plan of our report dated July 8, 1996, with respect to the consolidated financial statements of Grist Mill Company incorporated by reference in its Annual Report (Form 10-K) for the year ended May 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


Minneapolis, Minnesota
August 26, 1996